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           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                         /s/ Arthur Andersen LLP

Seattle, Washington
March 13, 2000